 Exhibit 99.1

Contacts
PPL, media: Dan McCarthy, 610-774-5997
PPL, financial community: Joe Bergstein, 610-774-5609
Riverstone: Jeffrey Taufield or James David, Kekst and Company, 212-521-4825

PPL, Riverstone to Form One of the Nation’s
Largest Independent Power Producers

•	PPL to spin off its competitive energy business, combine it with Riverstone’s generation portfolio in a new publicly traded corporation called Talen Energy Corporation

•	Talen Energy to own and operate more than 15,000 megawatts of diverse generating capacity in key U.S. competitive energy markets

•	PPL Corporation will continue to serve more than 10 million customers through its regulated utilities in the United Kingdom, Kentucky and Pennsylvania

•	PPL Corporation to maintain current dividend level, provides 2015 earnings guidance, targets minimum of 4 percent compound annual earnings growth

ALLENTOWN, Pa. (June 9, 2014) – PPL Corporation (NYSE: PPL) and Riverstone Holdings LLC, a leading energy and power investment firm, announced Monday (6/9) a definitive agreement to combine their merchant power generation businesses into a new stand-alone, publicly traded Independent Power Producer.

The new company, which will own and operate a diverse mix of 15,320 megawatts of generating capacity in key U.S. competitive energy markets, will be called Talen Energy Corporation. Based on current generating capacity statistics, Talen Energy would be the third-largest investor-owned IPP in the nation.

Under the terms of the agreement, at closing, PPL Corporation will spin off PPL Energy Supply, LLC, the parent company of PPL Generation, LLC, and PPL EnergyPlus, LLC, to shareowners of PPL and then immediately combine that business with Riverstone’s generation business to form Talen Energy Corporation, an independent publicly traded company expected to be listed on the New York Stock Exchange.

Upon closing, PPL Corporation’s shareowners will own 65 percent of Talen Energy and Riverstone will own 35 percent. PPL Corporation will have no continuing ownership interest in Talen Energy.

PPL Corporation’s shareowners will receive a pro-rata distribution of Talen Energy shares at closing based on the number of PPL Corporation shares owned as of the spinoff record date.  The spinoff will have no effect on their ownership of PPL Corporation common stock and there will be no change in the number of shares of PPL Corporation common stock outstanding. The transaction is designed to be tax-free to PPL Corporation and its shareowners.

“Talen Energy will be a very significant player in the U.S. competitive generation market, bringing together the best of two robust businesses with a very strong presence in the PJM region, as well as nearly 2,000 megawatts of generating capacity in the fast growing ERCOT market in Texas,” said William H. Spence, PPL Chairman, President and Chief Executive Officer. “Talen Energy will have significant scale, a very competitive cost structure and the financial agility to pursue growth opportunities.”

Spence announced that, upon closing, Paul A. Farr, PPL’s executive vice president and Chief Financial Officer, will be Talen Energy’s president and Chief Executive Officer and a director of the new corporation. To facilitate the transition process, Farr is being named president of PPL Energy Supply, effective June 10. Also effective June 10, Vincent Sorgi, currently vice president and controller for PPL, is being named a senior vice president of PPL and its Chief Financial Officer.

Michael B. Hoffman, a Partner at Riverstone Holdings, said, “Riverstone is very excited about participating in this important transaction. The blending of our two complementary businesses will create, on day one, one of the largest independent power producers in the U.S. with more than 15,000 megawatts of diversified generating capacity in the most attractive U.S. markets, strong free cash flow, and a conservatively capitalized balance sheet. With an outstanding management team led by Paul Farr, we believe Talen Energy will be one of the most successful IPPs in North America.”

Benefits of the transaction to PPL Corporation shareowners

Following the spinoff, PPL Corporation will focus on the high-performing regulated utilities it owns and operates in the United Kingdom, Kentucky and Pennsylvania, serving more than 10 million customers. These regulated businesses, which had 2013 revenues of $7.2 billion, provided more than 85 percent of PPL Corporation’s 2013 earnings from ongoing operations.

PPL Corporation expects to maintain a strong balance sheet, to manage its finances consistent with investment-grade credit ratings and to continue to provide a competitive dividend for shareowners.

Spence said PPL will maintain the current dividend rate -- $1.49 per share on an annualized basis -- on its common stock until the close of the transaction and intends to grow the dividend under the fully regulated business model.

Spence said the company is maintaining its current 2014 forecast of ongoing earnings of $2.15 to $2.30 per share.  “We also are providing 2015 earnings guidance, excluding the Supply segment, of $2.05 to $2.25 per share. And, going forward, we are targeting a minimum of 4 percent compound annual growth in PPL’s earnings per share, based on the $2.05 per share midpoint of our projected 2014 ongoing earnings, excluding Supply,” said Spence.

“As stand-alone companies, PPL Corporation and Talen Energy each will have compelling growth prospects, and we expect the financial markets will ascribe valuations that more appropriately recognize the inherent strengths of each company,” said Spence. “As PPL has grown its rate-regulated business portfolio significantly over the past several years, PPL’s Energy Supply business has not -- in our view -- achieved appropriate equity valuation.”

While the transaction represents a significant change for all company stakeholders, Spence said PPL decided on this direction following an in-depth analysis of its business mix.

“Given the challenges, uncertainties and opportunities in the wholesale power markets, maintaining the status quo was not a viable option. This transaction provides greater clarity for shareowners, our PPL Energy Supply employees, customers and the communities we serve,” said Spence.

Talen Energy will be an efficient, diversified and highly competitive IPP with a 15,320-MW portfolio

Talen Energy will combine 5,325 megawatts of capacity owned and operated by Riverstone at 15 sites in Maryland, New Jersey, Texas and Massachusetts with 9,995 megawatts of capacity owned and operated by PPL Generation at 12 sites in Pennsylvania and Montana. The new company’s planned 15,320-megawatt portfolio will have excellent fuel diversity, with 40 percent natural gas, 40 percent coal and 15 percent nuclear. The above numbers exclude capacity from PPL’s 11 hydroelectric units in Montana, which are expected to be sold to NorthWestern Energy pursuant to a September 2013 definitive agreement.

About 83 percent of the generating capacity to be owned by Talen Energy is located in the region served by the Pennsylvania-New Jersey-Maryland Interconnection, the world’s largest wholesale electricity marketplace.

The combination is expected to result in significant operating and financial benefits for Talen Energy. The company expects to realize annual run-rate synergy benefits of $155 million and projects 2015 “Model Year” Adjusted EBITDA of about $1.07 billion, inclusive of the run-rate forecast synergies.

PPL Energy Supply had total debt of $2.7 billion and cash of $520 million as of May 31, 2014. Riverstone’s generation business is expected to have $1.25 billion of debt after giving effect to their planned refinancing.

Farr will lead the transition process to form Talen Energy. Jeremy R. McGuire, PPL’s vice president of strategic development, will also serve as a member of the transition team and, upon closing, will become the Chief Financial Officer of Talen Energy.

In addition to Farr, PPL will name four independent members to the eight-member Talen Energy board, while Riverstone will name three members, one of whom will be independent.

Talen Energy will be headquartered at a yet-to-be-determined location in Pennsylvania. PPL Corporation and the company’s Pennsylvania electricity delivery operation, PPL Electric Utilities, will continue to be headquartered in Allentown.

 PPL EnergyPlus will continue to serve its wholesale and retail customers in the mid-Atlantic region and Montana.

Spence emphasized that the PPL Generation plants moving to the new company will continue to be operated and maintained by many of the trusted professionals who have been doing so for decades.

“PPL people have done an excellent job of operating and maintaining these power plants in a safe and reliable manner. That commitment to safe and reliable operation will continue unchanged, as many in the current management team are expected to be part of Talen Energy,” said Spence.

Many of the current employees of PPL Energy Supply and the employees of PPL Services Corporation who provide support for that business are expected to transfer to Talen Energy at closing. It is expected, however, that the combination of operations will result in the elimination of a number of positions at plant locations and in corporate support services.  The number of positions affected will be determined during the transition process, Spence said, noting that the company is confident in its forecast of synergies.

The transaction is subject to approval by the Nuclear Regulatory Commission and the Federal Energy Regulatory Commission (including the required market power analysis); a Hart-Scott-Rodino review; certain approvals by the Pennsylvania Public Utility Commission; and other customary closing conditions. The transaction, which does not require PPL shareowner approval, is expected to close in nine to 12 months.

This transaction does not include the 8,100 megawatts of regulated generating capacity owned by PPL’s Kentucky utilities. Those assets will continue to be owned and operated by Louisville Gas and Electric Company and Kentucky Utilities Company to serve customers in Kentucky and southwestern Virginia.

Spence said PPL Corporation continues to forecast significant rate base growth in its regulated businesses as it invests $16 billion over the next five years in transmission facilities, in regulated power plants and in environmental improvements.

In addition to the utilities in Kentucky that serve 1.2 million customers, PPL operates utilities in Pennsylvania and the United Kingdom serving 1.4 million and 7.8 million customers, respectively.

Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC served as financial advisers to PPL Corporation. Simpson Thacher & Bartlett LLP served as PPL Corporation’s legal adviser.

Riverstone was advised by J.P. Morgan (financial adviser) and Vinson & Elkins (legal counsel).

Additional information also is available on pplweb.com and riverstonellc.com.

Conference Call

PPL invites interested parties to listen to a live Internet webcast of management's teleconference with financial analysts at 8:30 a.m. Eastern time on Tuesday, June 10. The meeting is available online live, in audio format, along with slides of the presentation, on PPL's website:  www.pplweb.com. The webcast will be available for replay on the PPL website for 30 days. Interested individuals also can access the live conference call via telephone at 888-317-6003. International participants should call 1-412-317-6061.

PPL Corporation, with 2013 revenues of $12 billion, is one of the largest companies in the U.S. utility sector. The PPL family of companies delivers electricity and natural gas to about 10 million customers in the United States and the United Kingdom, owns more than 18,000 megawatts of generating capacity in the United States and sells energy in key U.S. markets. More information is available at www.pplweb.com.

Riverstone is an energy and power-focused private investment firm founded in 2000 by David M. Leuschen and Pierre F. Lapeyre, Jr. with approximately $27 billion of equity capital raised. Riverstone conducts buyout and growth capital investments in the exploration & production, midstream, oilfield services, power and renewable sectors of the energy industry. With offices in New York, London, Houston and Mexico City, the firm has committed approximately $26.1 billion to 108 investments in North America, Latin America, Europe, Africa and Asia.

Statements contained in this news release, including statements with respect to future earnings, cash flows, financing, regulation, operating performance and corporate strategy, are “forward-looking statements” within the meaning of the federal securities laws. Although PPL Corporation believes that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements are subject to a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. The following are among the important factors that could cause actual results to differ materially from the forward-looking statements: failure to obtain necessary regulatory approvals or to satisfy any of the other conditions to the proposed transaction;  actions, including divestitures, that may be required to obtain necessary regulatory approvals; adverse effects on the market price of PPL’s common stock and our operating results because of a failure to complete, or a delay in the completion of, the proposed transaction; failure to realize the expected benefits of the proposed transaction; negative effects of the announcement or consummation of the proposed transaction; market demand and prices for energy, capacity and fuel; weather conditions affecting customer energy usage and operating costs; competition in power markets; the effect of any business or industry restructuring; the profitability and liquidity of PPL Corporation and its subsidiaries; new accounting requirements or new interpretations or applications of existing requirements; operating performance of generating plants and other facilities; the length of scheduled and unscheduled outages at our generating plants; environmental conditions and requirements and the related costs of compliance, including environmental capital expenditures and emission allowance and other expenses; system conditions and operating costs; development of new projects, markets and technologies; performance of new ventures; asset or business acquisitions and dispositions; any impact of hurricanes or other severe weather on our business, including any impact on fuel prices; receipt of necessary government or other regulatory permits, approvals, rate relief and cost recovery; capital market conditions and decisions regarding capital structure; the impact of state, federal or foreign investigations applicable to PPL Corporation and its subsidiaries; the outcome of litigation against PPL Corporation and its subsidiaries; stock price performance; the market prices of equity securities and the impact on pension income and resultant cash funding requirements for defined benefit pension plans; the securities and credit ratings of PPL Corporation and its subsidiaries; political, regulatory or economic conditions in states, regions or countries where PPL Corporation or its subsidiaries conduct business, including any potential effects of threatened or actual terrorism or war or other hostilities; foreign exchange rates; new state, federal or foreign legislation, including new tax legislation; and the commitments and liabilities of PPL Corporation and its subsidiaries. Any such forward-looking statements should be considered in light of such important factors and in conjunction with PPL Corporation’s Form 10-K and other reports on file with the Securities and Exchange Commission.

Reconciliation of PPL's Forecast of Earnings from Ongoing Operations to Reported Earnings
(After-Tax)
(Unaudited)

	Forecast (per share - diluted)
	2014 Midpoint(1)
	U.K.	Kentucky	Pennsylvania		Corporate		High	Low
	Regulated	Regulated	Regulated	Supply	and Other	Total	2014	2014
Earnings from Ongoing Operations	$1.34	$0.45	$0.39	$0.11	$(0.06)	$2.23	$2.30	$2.15
Special Items:
Adjusted energy-related economic activity, net				(0.20)		(0.20)	(0.20)	(0.20)
Foreign currency-related economic hedges	(0.01)					(0.01)	(0.01)	(0.01)
Kerr Dam Project impairment				(0.02)		(0.02)	(0.02)	(0.02)
Other:
Change in WPD line loss accrual	(0.08)					(0.08)	(0.08)	(0.08)
Total Special Items	(0.09)			(0.22)		(0.31)	(0.31)	(0.31)
Reported Earnings	$1.25	$0.45	$0.39	$(0.11)	$(0.06)	$1.92	$1.99	$1.84

	Hypothetical Forecast (per share – diluted, ex-Supply)
	2014 Midpoint(1)
	U.K.	Kentucky	Pennsylvania	Corporate		High	Low
	Regulated	Regulated	Regulated	and Other	Total	2014	2014
Earnings from Ongoing Operations	$1.34	$0.45	$0.39	$(0.13)	$2.05	$2.10	$2.00
Special Items:
Foreign currency-related economic hedges	(0.01)				(0.01)	(0.01)	(0.01)
Other:
Change in WPD line loss accrual	(0.08)				(0.08)	(0.08)	(0.08)
Total Special Items	(0.09)				(0.09)	(0.09)	(0.09)
Reported Earnings	$1.25	$0.45	$0.39	$(0.13)	$1.96	$2.01	$1.91

	Forecast (per share - diluted)
	2015 Midpoint
	U.K.	Kentucky	Pennsylvania	Corporate		High	Low
	Regulated	Regulated	Regulated	and Other	Total	2015	2015
Earnings from Ongoing Operations	$1.36	$0.48	$0.39	$(0.08)	$2.15	$2.25	$2.05
Special Items:
Total Special Items
Reported Earnings	$1.36	$0.48	$0.39	$(0.08)	$2.15	$2.25	$2.05

(1)  2014 Forecasts reflect special items recorded in Q1 2014.

“Earnings from ongoing operations,” also referred to as “ongoing earnings,” should not be considered as an alternative to reported earnings, or net income attributable to PPL shareowners, which is an indicator of operating performance determined in accordance with U.S. generally accepted accounting principles (GAAP). PPL believes that “earnings from ongoing operations,” although a non-GAAP financial measure, is also useful and meaningful to investors because it provides management’s view of PPL’s fundamental earnings performance as another criterion in making investment decisions. PPL’s management also uses “earnings from ongoing operations” in measuring certain corporate performance goals. Other companies may use different measures to present financial performance.

“Earnings from ongoing operations” is adjusted for the impact of special items. Special items include:

•	Adjusted energy-related economic activity (as discussed below).
•	Unrealized gains or losses on foreign currency-related economic hedges.
•	Gains and losses on sales of assets not in the ordinary course of business.
•	Impairment charges (including impairments of securities in the company’s nuclear decommissioning trust funds).
•	Workforce reduction and other restructuring effects.
•	Acquisition-related adjustments.
•	Other charges or credits that are, in management’s view, not reflective of the company’s ongoing operations.

Adjusted energy-related economic activity includes the changes in fair value of positions used to economically hedge a portion of the economic value of the competitive generation assets, full-requirement sales contracts and retail activities. This economic value is subject to changes in fair value due to market price volatility of the input and output commodities (e.g., fuel and power) prior to the delivery period that was hedged. Adjusted energy-related economic activity also includes the ineffective portion of qualifying cash flow hedges and premium amortization associated with options. This economic activity is deferred and included in earnings from ongoing operations over the delivery period of the item that was hedged or upon realization. Management believes that adjusting for such amounts provides a better matching of earnings from ongoing operations to the actual amounts settled for PPL’s underlying hedged assets. Please refer to the Notes to the Consolidated Financial Statements and MD&A in PPL Corporation’s periodic filings with the Securities and Exchange Commission for additional information on adjusted energy-related economic activity.

Reconciliation of Talen Energy’s Forecast Net Income to Adjusted EBITDA (Unaudited) 2015E Adjusted EBITDA
($mm)	PPL Energy Supply	RJS Power Holdings LLC
Net Income/(Loss)	$46	$75
Income Taxes (1)	31	50
Interest Expense	177	67
Depreciation & Amortization	493	93
EBITDA	747	285
Add: Non-Cash Compensation	27
Less: Nuclear Fuel Amortization	147
Adjusted EBITDA(2)	$627	$285

(1)      Calculated using estimated effective tax rate of 40%.
(2)	Excludes $155mm of synergies resulting from the transaction, which are included in “Model Year” Adjusted EBITDA of $1,067mm for illustrative purposes.

Adjusted EBITDA, which is a non-GAAP financial measure, represents net income (loss) before interest expense, income taxes, depreciation and amortization, adjusted for certain items as detailed in the reconciliation. Adjusted EBITDA is not intended to represent cash flows from operations or net income (loss) as defined by U.S. GAAP as an indicator of operating performance and is not necessarily comparable to similarly-titled measures reported by other companies. We believe Adjusted EBITDA is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We believe that EBITDA is widely used by investors to measure a company’s operating performance without regard to such items as interest expense, income taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired. Additionally, we believe that investors commonly adjust EBITDA information to eliminate the effect of restructuring and other expenses, which vary widely from company to company and impair comparability. We adjust for these and other items as our management believes that these items would distort their ability to efficiently view and assess our core operating trends.

In summary, our management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to readily view operating trends, as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations, and in communications with our Board of Directors, shareholders, creditors, analysts and investors concerning our financial performance.